UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

July 27, 2006

WCA WASTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50808	20-0829917
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Riverway, Suite 1400, Houston, Texas  77056

(Address of principal executive office) (Zip Code)

(713) 292-2400

(Registrant’s telephone number, including area code)

 ________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully described in a Current Report on Form 8-K filed on June 16, 2006, WCA Waste Corporation (the “Company”), entered into a privately negotiated Preferred Stock Purchase Agreement (the “Purchase Agreement”) with Ares Corporate Opportunities Fund II, L.P (the “Purchaser”). Thereafter, the Company submitted to its stockholders the proposal to issue the 750,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.01 per share (“Preferred Stock”). The stockholders approved the proposal. Accordingly, on July 27, 2006 the Company and the Purchaser consummated the transactions contemplated by the Purchase Agreement, issuing the Preferred Shares for an aggregate purchase price of $75 million. The proceeds of this issuance reduced long-term debt and were used to pay expenses associated with the implementation of the capital plan described below.

The Preferred Shares are convertible at the Purchaser’s discretion into Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $9.60 per share and carries a 5% “payment-in-kind” (or “PIK”) dividend payable semi-annually. The Preferred Shares are immediately convertible into 7,812,500 shares of the Company’s Common Stock, which would currently represent approximately 31.7% of the outstanding Common Stock on a post-conversion basis. Dividends are solely “payment in kind” for the first five years—that is, they are payable solely by adding the amount of dividends to the stated value of each share. At the end of five years the Preferred Shares would be convertible into approximately 10,000,661 shares of Common Stock, which based on the currently outstanding shares would represent approximately 37.27% of the post-conversion shares outstanding. In the event that one of the “acceleration events” were to occur prior to the end of the fifth year, 5 years of dividends would accelerate. After the fifth anniversary, dividends are payable in kind or in cash at the election of the Company (subject to any applicable covenants in any of the Company’s credit or other agreements).

The Company also entered into other agreements as contemplated by the Purchase Agreement, including a Stockholder’s, Agreement, a Registration Rights Agreement, and a Management Rights Letter. The Purchase Agreement, such other agreements and the Certificate of Designation pursuant to which the Preferred Shares were created, have been described in the Current Report on Form 8-K filed on June 16, 2006 and are exhibits to such report.

The issuance of the Preferred Shares was the final step in a capital plan that the Company announced on June 14, 2006. In connection with the capital plan, the Company completed the following transactions:

•	Senior notes – a private placement of $150 million of 9.25% senior unsecured notes due 2014;
•	Senior credit facility – the completion of $175 million senior credit facility by Comerica Bank, $150 million of which is subject to fixed-rate swap at 5.64%.
•	In connection with entering into the new facility the Company paid its obligations under, and terminated first and second lien credit arrangements with Wells Fargo Bank and other lenders.
•	Preferred Shares – the issuance of Preferred Shares as described above.

The description of the senior notes, new senior credit facility, the interest rate swap arrangements and termination of the old credit facilities are more fully described in the Current Reports on Form 8-K filed on July 5, 2006 and July 10, 2006.

In March 2006, the Board of the Company approved a set of resolutions delegating to a special committee (the “Committee”) authority to review and evaluate a variety of strategic alternatives, including the proposals that were later received and resulted in the Purchase Agreement and the capital plan described above. As previously reported, in the resolutions establishing the Committee, the Board approved a compensation arrangement for each member of the Committee to receive $40,000 for his service (with the Chairman to be paid an additional $20,000), plus $500 for attendance in person at each meeting, $250 for attendance via teleconference at each meeting, and reimbursement of out-of-pocket expenses. The members of the Committee are Richard Bean (Chairman), Ballard Castleman, and Roger Ramsey. The Committee has completed its activities and all such fees have been paid.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Pursuant to the new credit facility with Comerica, the Company had an aggregate credit commitment for a $100 million revolving credit facility, which was subject to expansion by up to $100 million, subject to availability. In connection with the syndication of the new credit facility to additional lenders, the aggregate commitments were, as permitted, expanded by an additional $75 million. In addition, the credit commitment includes subfacilities for standby letters of credit in the aggregate principal amount of up to $50.0 million and a swing-line feature for up to $10.0 million for same day advances.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On July 27, 2006, the Company issued 750,000 Preferred Shares to the Purchaser for an aggregate purchase price of $75 million pursuant to a privately negotiated Purchase Agreement with the Purchaser. The Purchase Agreement and other material additional agreements with the Purchaser are described in Item 1.01 of this Current Report and the Current Report on Form 8-K filed on June 16, 2006 and are exhibits to such report. The Preferred Shares were issued and sold by the Company in private transactions exempt from registration under Section 4(2) of the Securities Act.

ITEM 7.01	REGULATION FD DISCLOSURE

Attached as Exhibit 99.1 is a copy of a press release, dated August 1, 2006, announcing the Company’s second quarter results and the consummation of the capital plan.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1*	Press Release of WCA Waste Corporation dated July 31, 2006.

________________________

* This Press Release is being furnished and not filed, pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCA Waste Corporation ____________________________________ (Registrant)
June 16, 2006 ____________________________________ (Date)	/s/ CHARLES A. CASALINOVA ____________________________________ Charles A. Casalinova Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibits

99.1*	Press Release of WCA Waste Corporation dated July 31, 2006.

_______________________

*This Press Release is furnished and not filed, pursuant to Regulation FD.